Exhibit 99.3

Additional information and where to find it

McAfee intends to file with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement and a definitive proxy statement and other relevant materials in connection with the merger. The definitive proxy statement will be sent or given to the stockholders of McAfee. Before making any voting or investment decision with respect to the merger, investors and stockholders of McAfee are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the merger. The proxy statement and other relevant materials (when they become available), and any other documents filed by McAfee with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov, at McAfee’s website at www.McAfee.com (click on “Investor Information”, then on “SEC Filings”), or from McAfee by contacting Investor Relations by mail at McAfee, Inc., 3965 Freedom Circle, Santa Clara, California 95054, Attention: Investor Relations, or by telephone at (408) 346-5223.

Participants in the Solicitation

McAfee and Intel and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from McAfee stockholders in connection with the merger. Information about Intel’s directors and executive officers is set forth in Intel’s 2010 proxy statement on Schedule 14A filed with the SEC on April 2, 2010 and its Annual Report on Form 10-K for the year ended December 26, 2009, filed on February 22, 2010, respectively. Information about McAfee’s directors and executive officers is set forth in its 2010 proxy statement on Schedule 14A filed with the SEC on April 30, 2010 (as revised on May 10, 2010). Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger will be included in the definitive proxy statement that McAfee intends to file with the SEC.

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Transcript of Management Presentation

August 18, 2010

Bill: Thanks for joining us. I’m Bill Kircos with Intel Corporation and today the company announced the acquisition of McAfee at 7.68 billion dollars. I’m fortunate enough to have the top brass with me today. Renee James, senior vice president of the software and services group and Dave DeWalt, CEO of McAfee.

Renee, let me start with you. What excites you about this deal?

Renee: Well, I am first of all very excited about what we can do together. As the world of connected computing continues to grow, we are adding security as one of the major focus areas for Intel, along with power and performance. We’re going to add a new “P” – Protection. And we’re very excited about the combination and innovation in security that we can make between the two companies.

Bill: Great answer. So why specifically McAfee then?

Renee: That’s a great question. We have been partners with McAfee for a long time; we’re a customer. And we’ve got a lot of experience working with Dave and his team. We’re very excited about the current product line, and some of their efforts in R&D. Just amazing people. And we think that combination with our leadership products is a really powerful thing that we can do together.

Bill: Dave, what gets you jazzed up about this and why Intel?

Dave: Well one of the things that Renee said too but first the reputation of Intel is legendary. I mean I find the innovation, the research, the development, the commitment over the years – it’s fabulous. And for McAfee, we’re pleased to be a part of that.

What you said as well. Connected devices are exploding. As the movement of the new internet from IPV4 to IPV6 changes, we’re going to trillions of devices over time. And security is really important as a part of that. So we share a similar vision and we share innovation. And it’s exciting – it’s truly exciting. And, we’re also neighbors in many locations as well.

Renee: Right – that’s what we found out.

Bill: Renee, talk to me about how security fits into our traditional business as we have a really fast growing PC business but also our growth ambitions in the mobile wireless area.

Renee: Security, as I said in my first comments, security is really important across our existing businesses both in the data center and the connection through the network through the data center and cloud as well as obviously in your PC today. As the PC market continues to expand, continues to be a great business, security is increasingly a consideration for all users. As we’ve been talking about and have made other software acquisitions are our growth businesses around mobile devices, imbedded devices and consumer electronics. All those billions of devices are going to be connected to the internet and all of them are going to need security. So we think that the technology of McAfee is applicable across all of the segments that we serve and that people use computing.

Bill: Great. Dave, I’m sure people are going to ask: Are you going to stick around? And what does this deal mean to your customers?

Dave: Oh I tell you, I can’t be more pleased with this whole thing. It’s almost like it’s a dream come true in some ways that we have a chance to fulfill our vision and our strategy. And of course I’m sticking around. I’m very excited about that. I’ll be here for a long time with Intel and I’m excited about the future of the company and excited about the future opportunity for us with security and innovation. As I said before so looking forward to it.

Dave: Last question for you Renee. What are your plans for McAfee in terms of how you’ll structure it and any message for the employees out there?

Renee: Yes. We are going to keep McAfee as a wholly owned subsidiary like we did with Wind River, which we acquired last year, and several other acquisitions that we’ve made. And we expect, as Dave just told you, that Dave and leadership team and the entire employee base will be staying with us and continuing to build great products and innovate new products as part of the Intel family.

Dave: I think that’s what’s important to add on there is that the employees are valued here. That’s what’s exciting. That’s Intel’s culture, that’s our culture, so all employees are welcome to be a part of this and I think from customers and from partners of ours, Intel has always treated them as the highest priority and we’ll be doing the same thing and, of course, innovating even more. So very exciting times for us all I think.

Bill: Terrific. Thanks and congratulations again.